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                                                                  EXHIBIT 3.9
        FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
      APR 30 1996
      No. 9692-96
    ---------------

/s/ DEAN HELLER
-------------------------------
DEAN HELLER, SECRETARY OF STATE




                            ARTICLES OF INCORPORATION
                                       OF

                        AMERISTAR CASINO LAS VEGAS, INC.


        The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby adopts, executes and acknowledges the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

        The name of the corporation shall be AMERISTAR CASINO LAS VEGAS, INC.

                                   ARTICLE II

                                REGISTERED OFFICE

        The name of the initial resident agent and the street address of the initial registered office in the State of Nevada where process may be served upon the corporation is Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, 600 East Charleston Blvd., Las Vegas, Clark County, Nevada 89104. The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

                                   ARTICLE III

                                  CAPITAL STOCK

        Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of fifty thousand (50,000) shares of common stock at $.01 par value.


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        Section 2. Consideration for Shares. The common stock authorized by
Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

        Section 3. Assessment of Stock. The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

        Section 4. Cumulative Voting For Directors. No stockholder of the corporation shall be entitled to cumulative voting of his shares for the election of directors.

        Section 5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights.

                                   ARTICLE IV

                             DIRECTORS AND OFFICERS

        Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The Board of Directors of the corporation shall consist of at least one (1) individual who shall be elected in such manner as shall be provided in the bylaws of the corporation. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

        Section 2. Initial Directors. The name and post office box or street address of the director constituting the first Board of Directors, which shall be one (1) in number, is:

NAME                               ADDRESS
----                               -------
Craig Neilsen                      600 E. Charleston Blvd.
                                   Las Vegas, NV 89104


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        Section 3. Limitation of Personal Liability. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

               (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

               (b) The payment of distributions in violation of Nevada Revised Statutes 78.300.

        Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

        Section 5. Repeal And Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Sections 3 or 4 of this Article and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 or 4 of this Article shall control.

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                                    ARTICLE V

                                  INCORPORATOR

        The name and post office box or street address of the incorporator signing these Articles of Incorporation is:

        NAME                                       ADDRESS
        ----                                       -------
        Kenneth A. Woloson, Esq.                   600 East Charleston Boulevard
                                                   Las Vegas, Nevada  89104

               IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 29th day of April, 1996.


                                            /s/ KENNETH A. WOLOSON
                                            ----------------------------------
                                            Kenneth A. Woloson, Esq.


State of Nevada       )
                      ) ss.
County of Clark       )

        This instrument was acknowledged before me on April 29, 1996 by Kenneth
A. Woloson, Esq. as Incorporator of Ameristar Casino Las Vegas, Inc.

                                             /s/ ETHAN A. JONES
                                            ---------------------------------
                                            Ethan A. Jones
                                            Notary Public

                                            (My commission expires: 3/16/99)
                                                                    -------
[SEAL]
Notary Public - State Of Nevada
       COUNTY OF CLARK
        ETHAN A. JONES
     My Commission Expires
         March 16, 1999

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                     NEVADA REVISED STATUTES SECTION 78.039

                          WRITTEN ACKNOWLEDGED CONSENT

        The undersigned "AMERISTAR CASINOS, INC" is a Nevada corporation authorized to transact business in Nevada. Pursuant to Nevada Revised Statutes
Section 78.039(1), this will constitute the written acknowledged consent of the undersigned to allow the firm of Schreck, Jones, Bernhard, Woloson & Godfrey, Chtd. to to incorporate a new Nevada corporation by the name of "AMERISTAR CASINO LAS VEGAS, INC."

        DATED as of the 25 day of April, 1996.
                        --

                            AMERISTAR CASINOS, INC., a Nevada
                            corporation




                            By: /s/ BRIAN E. KATZ
                                ------------------------------------
                                Brian E. Katz
                                Its: Senior Vice President


STATE OF IDAHO          )
                        :ss.
COUNTY OF TWIN FALLS    )

        This instrument was acknowledged before me on the 25th day of April, 1996, by Brian E. Katz as Senior Vice President of Ameristar Casinos, Inc.

[SEAL]                          /s/ PATRICIA J. FAHRENHOLZ
                                -------------------------------------
                                Patricia J. Fahrenholz
                                Notary Public
                                Residing in Twin Falls County, Idaho

My Commission Expires:

        6-30-98
----------------------

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        FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
      APR 30 1996
      No. 9692-96
    ---------------

/s/ DEAN HELLER
-------------------------------
Dean Heller, SECRETARY OF STATE



                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

                IN THE MATTER OF AMERISTAR CASINO LAS VEGAS, INC.

        1. The undersigned, Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, hereby certifies that on the 29th day of April, 1996, it accepted the appointment as Resident Agent of the above corporation.

        2. The registered office in this State is located at 600 East Charleston Boulevard, City of Las Vegas, County of Clark, State of Nevada 89104.

               IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of April, 1996.

                                            RESIDENT AGENT,

                                            SCHRECK, JONES, BERNHARD,
                                            WOLOSON & GODFREY, CHARTERED



                                            By: /s/ KENNETH A. WOLOSON
                                                --------------------------------
                                                Kenneth A. Woloson, Esq.
                                                Authorized Signatory




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